SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  F O R M 8 - K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)  April 28, 2000
                                                           --------------


                                NORTH BAY BANCORP
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             (Exact name of registrant as specified in its charter)


         California                   333-93365                 68-0434802
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(State or other jurisdiction of     (Commission                (IRS Employer
         incorporation)             File Number)             Identification No.)

1500 Soscol Avenue, Napa, California                         94559-3045
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code   (707) 257-8585
                                                  ------------------------------

                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.      Other Events.


             (a). Amendment to Stock Offering. On April 28, 2000, North Bay Bancorp issued a press release announcing modifications to its $5 million stock offering, subject to effectiveness of filings with the Securities and Exchange Commission and the California Department of Corporations. The per share offering price has been lowered to $22 per share from $25 per share, the offering period has been extended to May 31, 2000 from April 30, 2000 and the maximum amount allowed per investor has been increased to $500,000. The offering was registered under the Securities Act of 1933 on Registration Statement 333- 93365 which was declared effective on February 9, 2000. A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated into this report by reference. To maintain the $5,000,000 aggregate offering price, the number of shares being offered has been increased from 200,000 to 227,273. The additional shares were registered on Registration Statement No. 333-35848 which became effective on filing on April 28, 2000.

             (b) Preliminary Approval of Solano Bank (In Organization). On May 8, 2000, North Bay Bancorp and its proposed subsidiary bank, Solano Bank (In Organization), issued a press release announcing that Solano Bank (In Organization) had receive preliminary approval to organize from the California Department of Financial Institutions and preliminary approval from the Federal Deposit Insurance Corporation of it's application for federal deposit insurance. A copy of the press release is attached to this Current Report as Exhibit 99.2 and incorporated into this report by reference.

             (c) Earnings Release. On May 9, 2000, North Bay Bancorp issued a press release announcing its earnings for the quarter ended March 31, 2000. A copy of the press release is attached to this Current Report as Exhibit 99.3 and incorporated into this report by reference.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (b)      Exhibits

         99.1 Press release announcing modification of public offering of common stock.

         99.2 Press release announcing preliminary regulatory approval of Solano Bank (In Organization).

         99.3 Press release announcing North Bay Bancorp's earnings for the quarter ended March 31, 2000.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2000                    NORTH BAY BANCORP


                                      /s/ Terry L. Robinson

                                      By: Terry L. Robinson, President and Chief
                                          Executive Officer (Principal Executive
                                          Officer)

                          N O R T H B A Y B A N C O R P

                                  PRESS RELEASE
                                 April 28, 2000

         North Bay Bancorp, Holding Company for The Vintage Bank and the proposed Solano Bank, announced modifications to its $5 million stock offering, subject to effectiveness of filings with the Securities and Exchange Commission and the California Department of Corporations. The per share offering price has been lowered to $22 per share from $25 per share, the offering period has been extended to May 31, 2000 from April 30, 2000 and the maximum amount allowed per investor has been increased to $500,000.

         President & CEO Terry Robinson explained that "the market for financial stocks has declined since the offering was first announced, concurrent with our filing of a charter application for the proposed Solano Bank. Our stock price is affected by the general market, and we want to insure that our pricing is fair to new investors as well as to our existing shareholders." Regarding the extension of the closing date to May 31, Robinson stated "this will provide us time to prepare revisions to our Prospectus and complete the necessary legal and regulatory steps. Any subscriptions previously submitted or in process will receive the benefit of the lower price."

         Questions regarding the North Bay Bancorp stock issue may be directed to Terry Robinson at (707) 258-3969 or Glen Terry, designated President & CEO of the proposed Solano Bank, at (707) 423-2053.

         Stock of North Bay Bancorp is quoted on the Over-The-Counter (OTC) Bulletin Board, Symbol NBAN.OB.

                                  EXHIBIT 99.1

                              Solano Bank Receives
                              Preliminary Approval


For Immediate Release


May 8, 2000


Contact: Glen C. Terry

                  1300 Oliver Road, Ste 180
                  Fairfield, CA 94533

                  707-423-2053


                  Fairfield, California -Solano Bank (in organization) announced today the receipt of preliminary approval to organize a California commercial bank. The preliminary approval, issued by the California Department of Financial Institutions (DFI), is a major milestone in the opening of what will be the only community bank headquartered in central Solano County.

                  The Bank also announced the receipt of conditional approval by the Federal Deposit Insurance Corporation (FDIC) of its application for FDIC deposit insurance.

                  Glen C. Terry, President and CEO of Solano Bank (in organization) stated: "The title of the bank now officially changes from `Solano Bank (proposed)' to `Solano Bank (in organization)' and puts us one major step closer to our planned June 2000 opening. Upon satisfying the standard conditions included in the DFI's approval and the FDIC's insurance approval, we will open the Bank's headquarters office in Vacaville and a branch office in both Fairfield and Benicia. We look forward to opening the Bank and restoring community banking to our friends and customers in Solano County. We are especially grateful for the continuing community support of our efforts to organize a new community bank in Solano County, Solano Bank (in organization)."

                                  EXHIBIT 99.2

                             P R E S S R E L E A S E

                                   May 9, 2000

         North Bay Bancorp, Holding Company for The Vintage Bank and proposed Holding Company for Solano Bank (in organization), has announced first quarter 2000 earnings. The Company earned $670,886, or $.41 per share, for the three months ended March 31, 2000, compared with earnings of $640,469, or $.39 per share, for the first quarter of 1999. Total assets were $214,085,406 as of March 31, 2000, representing a 16% increase from a year earlier. Deposits increased 15% during the year, while loans outstanding increased 31%.

         President & CEO Terry Robinson noted that first quarter earnings for the year 2000 slightly exceed comparable 1999 earnings after absorbing approximately $100,000 in expenses directly related to startup of Solano Bank (in organization). Robinson stated, "Thanks to continued excellent financial performance by The Vintage Bank, the Holding Company can produce sound financial returns through year 2000 while absorbing the expenses associated with starting a new bank." Robinson noted that opening Solano Bank (in organization) will primarily impact third and fourth quarter, 2000 financial results.

Stock of North Bay Bancorp is quoted on the Over-The-Counter (OTC) Bulletin Board, Symbol NBAN.OB.

Questions  regarding  this press release should be directed to Terry L. Robinson
(707) 258-3969.

                                  EXHIBIT 99.3